Exhibit 99.1

Planet 13 Enters into Definitive Agreement to Acquire VidaCann, Accelerating Its Florida Expansion Strategy

Las Vegas, Nevada – August 28, 2023 – Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNHF) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced that it has entered into a membership interest purchase agreement (the “Purchase Agreement”) dated August 28, 2023 to acquire all of the ownership interests of VidaCann, LLC (“VidaCann”) from the sellers who currently own all of the membership interests in VidaCann (collectively, the “Sellers”).

VidaCann is engaged in the business of cultivating, processing, storing, transporting, and dispensing cannabis as well as leasing and operating cannabis cultivation, processing, fulfillment and storage, and dispensing facilities in the State of Florida.

Key Transaction Highlights and Anticipated Benefits

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Expansive Retail Dispensary Network – VidaCann currently operates 26 dispensaries and is the 9th largest dispensary network in Florida. With Planet 13’s three dispensary locations in Nevada and California, upcoming Illinois dispensary, four leased dispensary locations in Florida, and proven SuperStore and experiential retail expertise, the proposed acquisition has the potential to enhance both absolute and per-store revenue generation.

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State-of-the-Art Cultivation and Processing Facility – A fully-operational, greenhouse cultivation facility with a state-of-the-art processing and analytical lab, which at full capacity has the potential to support more than double the amount of the combined Planet 13 and VidaCann dispensary network in Florida.

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Complementary Brand Portfolio – Well-respected house brand VidaCann and licensed brands Tikun Olam and Stanley Brothers complement Planet 13’s leading house of brands. The combined portfolio will create a diversified brand and product offering able to address every consumer use case.

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Strong Local Management Team – VidaCann’s experienced management team and operational staff are expected to join Planet 13 to run the Florida operations after closing. VidaCann’s top-tier management team built the company into a top 10 Florida operator through a focus on the consumer, along with efficiency and cost management.

“Acquiring VidaCann would significantly accelerate our time to market and, more importantly, scale in Florida. VidaCann is one of the 10 largest Florida cannabis operators by retail network size, and we believe it has developed a reputation for high product quality and customer service,” said Larry Scheffler, Co-CEO of Planet 13. “We are excited to bring Planet 13’s retail and product brands to Florida consumers after the closing of the proposed transaction, especially with the possibility of upcoming adult-use legislation.”

“Part of the appeal of this deal is the amazing management team of VidaCann that has built it into the 9th largest Florida cannabis company with limited debt or outside capital. We believe their ability to run lean, efficient operations is a cultural and strategic fit with Planet 13’s company-wide philosophy and operations in other states,” commented Bob Groesbeck, Co-CEO of Planet 13. “We laid out a set of goals at the beginning of the year, including using cost-effective M&A to accelerate time to market in Florida. We believe we are executing on our goals and setting Planet 13 up to be a stronger company in 2024.”

Transaction Details

Pursuant to the Purchase Agreement, the Company will acquire VidaCann from the Sellers for agreed consideration equal to the sum of: (i) 78,461,538 common shares in the capital of the Company (the “Base Share Consideration”); (ii) a cash payment of US$4,000,000 (the “Closing Cash Payment”); and (iii) promissory notes to be issued by the Company to the Sellers in the aggregate principal amount of US$5,000,000, with each of the above components subject to adjustments as set out in the Purchase Agreement. Based on the closing price of the Company’s common shares of (CAD$0.69) US$0.5071 as of August 25, 2023 on the Canadian Securities Exchange (the “CSE”) (based on the Bank of Canada CAD to USD exchange rate on August 25, 2023 of CAD$1.00=US$1.3606), the total consideration is valued at approximately US$48.9 million. The Purchase Agreement contemplates that VidaCann will continue to have US$3,000,000 of bank indebtedness and US$1,500,000 or less of related party notes to former VidaCann owners at the time of closing.

Pursuant to the Purchase Agreement, 1,307,698 shares comprising the Base Share Consideration will be issued to VidaCann’s industry advisor, 9496 7346 Quebec Inc. (“VC Advisor”) on closing. The proposed transaction is an arm’s length transaction.

Post-transaction, the former equityholders of VidaCann, along with the VC Advisor, will have approximately 26.09% pro forma ownership in Planet 13 on a fully diluted basis, before factoring in any adjustments to the Base Share Consideration. All shares issued by the Company will be subject to resale restrictions under applicable U.S. and Canadian securities laws. Furthermore, each Seller and each equityholder of a Seller that holds over 5% in direct or indirect interest in VidaCann and receives Base Share Consideration will be subject to a lock-up agreement restricting trading of the shares received, with the release of one-third of shares from such restrictions six months following closing and each subsequent six months thereafter. The proposed transaction is expected to close in, or immediately prior to, the first quarter of 2024, subject to customary closing conditions, including the receipt of approval from the applicable state cannabis regulators and the sale of the Company's Medical marijuana Treatment Center license in Florida to a third party, including any regulatory approvals required to effectuate the sale.

The Sellers will be granted the right on closing to nominate one additional (fifth), director to the board of directors of Planet 13 (the “Board”).

The terms of the proposed transaction were negotiated by management and advisors under guidance of, and unanimously recommended for approval by, the Board. The Board has received a fairness opinion from Evans & Evans, Inc. (“Evans & Evans”) to the effect that, in its opinion, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be paid by Planet 13 is fair, from a financial point of view, to Planet 13. The fee paid to Evans & Evans in connection with the delivery of its fairness opinion is not contingent on the successful implementation of the proposed transaction.

The proposed transaction has been unanimously approved by the Board of Planet 13 and the managers of VidaCann.

For more information on Planet 13, visit the investor website (www.planet13holdings.com/investors).

Transaction Advisors

Canaccord Genuity Corp. is acting as financial advisor to Planet 13 and Cozen O’Connor P.C. and Wildeboer Dellelce LLP are acting as U.S. and Canadian legal advisor, respectively. Evans & Evans provided a fairness opinion to the Board.

9496 7346 Quebec Inc. is acting as financial advisor to VidaCann and Cobb Cole, P.A. is acting as U.S. counsel.

About Planet 13

Planet 13 (www.planet13holdings.com) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations in Las Vegas and Orange County, California. Planet 13 also holds a medical marijuana treatment center license in Florida and a conditional Social-Equity Justice Involved dispensing license in the Chicago region of Illinois. Planet 13’s mission is to build a recognizable global brand known for world-class dispensary operations and create innovative cannabis products. Licensed cannabis activity is legal in these states but remains illegal under U.S. federal law. Planet 13’s shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNHF.

About VidaCann

VidaCann is a vertically integrated Medical Marijuana Treatment Center license holder in Florida, with 26 dispensing locations across the state.  Founding members include Loop’s Nursery and Greenhouses which operated in Florida from 1949 through the present, and that provide significant horticulture experience and leadership for scaled, cost-efficient greenhouse operations in Florida. VidaCann prides itself on its patient service, low-cost cultivation advantage, and high-quality products.

Cautionary Note Regarding Forward-Looking Information

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such as “plans”, “expects”, “proposed”, “may”, “could”, “would”, “intends”, “anticipates”, or “believes”, or variations of such words and phrases. In this news release, forward-looking statements relate to the ability to successfully integrate the business of VidaCann and to realize the anticipated benefits to Planet 13 of the proposed transaction described above including parties’ strategic plans and expansion and expectations regarding the growth of the Florida cannabis market, information concerning the timing and completion of the proposed transaction and the acquisition of all of the membership interests in VidaCann, the timing and anticipated receipt of required regulatory approvals for the proposed transaction and satisfaction of other customary closing conditions.  Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others, the potential that regulatory approval of the proposed transaction may not be received or may be delayed or that other conditions to the closing of the proposed transaction may not be satisfied, the potential impact on the Company’s business or stock price due to the announcement of the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement and those assumptions, risks and uncertainties discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and any of the Company’s subsequent periodic reports filed with the U.S. Securities and Exchange Commission at www.sec.gov and on SEDAR at www.sedar.com. Forward-looking statements contained herein are made only as to the date of this press release and we assume no obligation to update or revise any forward-looking statements should they change, except as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

LodeRock Advisors Inc., Planet 13 Investor Relations

mark.kuindersma@loderockadvisors.com

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com

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